Exhibit 4.1

                       FORM OF CERTIFICATE

REGISTERED

No. __________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS
3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO
HEREIN.
                       GLOBAL CERTIFICATE

         CONTINENTAL AIRLINES 1996-A PASS THROUGH TRUST

  6.94% Continental Airlines Exchange Pass Through Certificate
                          Series 1996-A

           Final Distribution Date:  October 15, 2013

evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft leased to Continental Airlines, Inc.

               $________ Fractional Undivided Interest
                representing ____% of the Trust per
               $1,000 face amount

          THIS CERTIFIES THAT __________, for value received, is the registered owner of a $__________ (__________ dollars) Fractional Undivided Interest in the Continental Airlines 1996-A Pass Through Trust (the "Trust" created pursuant to a Pass Through Trust Agreement, dated as of January 31, 1996 (the "Agreement"), between Wilmington Trust Company (the "Trustee") and Continental Airlines, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.94% Continental Airlines Exchange Pass Through Certificates Series 1996-A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facilities (the "Trust Property"). Each issue of the Equipment Notes is secured by, among other things, a security interest in the Aircraft leased to or owned by the Company.

          The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from and to the extent of funds then available to the Trustee, there will be distributed on each January 15, April 15, July 15 and October 15 (a "Regular Distribution Date"), commencing on April 15, 1996, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

          Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                          CONTINENTAL AIRLINES
                                  1996-A PASS THROUGH TRUST

                                By: WILMINGTON TRUST COMPANY,
                                     not in its individual
                                     capacity but solely as
                                     Trustee

Attest:                            By:________________________
                                      Name:
                                      Title:

______________________
Authorized Signature


      [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Certificates referred
              to in the within-mentioned Agreement.

                                WILMINGTON TRUST COMPANY,
                                  not in its individual capacity
                                  but solely as Trustee

                                  By:___________________________
                                         Authorized Officer


                    [REVERSE OF CERTIFICATE]

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.


                     FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

______________________
______________________
please print or typewrite name and address including zip code of assignee

_____________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

_____________________
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date:_______________            [Name of Transferor]

                                NOTE:  The signature must
                                correspond with the name as
                                written upon the face of the
                                within-mentioned instrument in
                                every particular, without
                                alteration or any change
                                whatsoever.

Signature Guarantee: ______________________